UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

(Amendment No. __)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2018

CalEthos, Inc.
(Exact name of registrant as specified in its charter)

Nevada	0005-50331	98-0371433
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11753 Willard Avenue Tustin, CA	92782
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (714) 352-5315

RealSource Residential, Inc.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 20, 2018, CalEthos, Inc., a Nevada corporation (the “Company”), filed a Certificate of Amendment to its Articles of Incorporation (the “Amendment”) with the Secretary of State of the State of Nevada to (i) change the Company’s name from “RealSource Residential, Inc.” to “CalEthos Inc.” (the “Name Change”), and (ii) increase the number of authorized shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), from four million (4,000,000) shares to one hundred million (100,000,000) shares. The Amendment became effective immediately upon filing on December 20, 2018.

On November 6, 2018, the Company filed notification of the Name Change (the “Notification”) with the Financial Industry Regulatory Authority (“FINRA”). In the Notification, the Company requested FINRA to authorize a new trading symbol for the Common Stock. On January 2, 2019, the Company received notice from FINRA that the Company’s name change and symbol change application had been approved, and that the Common Stock would trade under its new name and under the new trading symbol “BUUZ” effective January 4, 2019.

A copy of the Amendment is attached to this Report as Exhibit 3.1.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Description
3.1	Certificate of Amendment to Articles of Incorporation dated December 20, 2018.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALETHOS, INC.

Date: February 8, 2019	By:	/s/ Michael Campbell
Michael Campbell Chief Executive Officer

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